UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017

ARALEZ PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37691	98-1283375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 West Credit Avenue, Suite 101, Mississauga, Ontario, Canada	L5N 0E4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 876-1118

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01.  Other Events.

On June 27, 2017, Aralez Pharmaceuticals Inc., a company formed under the laws of British Columbia, Canada (the “Company”), issued a press release announcing that the United States District Court for the District of New Jersey upheld the validity of two patents owned by a subsidiary of the Company and licensed to Horizon Pharma plc covering VIMOVO® (naproxen/esomeprazole magnesium), and that Dr. Reddy’s Laboratories Inc. and Dr. Reddy’s Laboratories Ltd., Mylan Pharmaceuticals Inc., Mylan Laboratories Ltd., and Mylan Inc., and Lupin Ltd. and Lupin Pharmaceuticals Inc. would infringe at least one of the two patents with their proposed generic naproxen/esomeprazole magnesium products. The full text of such press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) List of Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated June 27, 2017, issued by Aralez Pharmaceuticals Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2017	ARALEZ PHARMACEUTICALS INC.

	By:	/s/ Eric L. Trachtenberg
Eric L. Trachtenberg
General Counsel, Chief Compliance Officer and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated June 27, 2017, issued by Aralez Pharmaceuticals Inc.